EXHIBIT 99.1

CelLynx Names Robert J. Legendre Executive Chairman; Company Prepares for Commercialization in 2009

Wednesday November 19, 8:45 am ET

MISSION VIEJO, CA--(MARKET WIRE)--Nov 19, 2008 -- CelLynx Group, Inc. (OTC BB:CYNX.OB - News), a developer of breakthrough, plug-and-play cell phone signal-amplification technology, today announced it has named veteran technology executive Robert J. Legendre to the newly created position of Executive Chairman of the Board of Directors.

Mr. Legendre has served the Company since 2007 as Senior Advisor - Corporate Development, and was appointed Chairman of the Board of Directors in September. As Executive Chairman, he will be instrumental and actively assist CelLynx CEO Daniel Ash with strategy and execution of the Company's manufacturing and supply chain operations, corporate development, capital markets and investor relations. His increased responsibilities reflect CelLynx's accelerating transition from product development to commercialization.

Commenting on Mr. Legendre's appointment to Executive Chairman, Daniel Ash, CelLynx Chief Executive Officer, said, "Bob's extensive senior management experience in the wireless and related tech sectors will be invaluable as CelLynx builds out its back-end fulfillment operations and looks to raise its profile on Wall Street."

Mr. Legendre brings 25 years of international technology operations experience including senior executive roles in supply chain, operations, product development and offshore manufacturing.

Currently, Mr. Legendre serves as COO for a Silicon Valley startup which has raised $80 million during his tenure. Prior, he was Senior Vice President of Global Operations for Powerwave Technologies, an $800 million supplier of wireless telecom network equipment. Earlier, he was VP of operations and materials management with companies including InFocus Corporation, Pemstar Corporation (acquired by Benchmark) and Western Digital where he managed operations globally.

About CelLynx Group, Inc.

Headquartered in Mission Viejo, California, CelLynx is developing and plans to produce and market breakthrough, plug-and-play cell phone signal amplification technology. (See www.cellynx.com). This next generation product, CelLynx 5BARz(TM), is the first single piece unit that strengthens weak cellular signals to deliver higher quality signals for voice, data and video reception on cell phones being used indoors or in vehicles.

Unlike competing technologies, CelLynx's patent pending 5BARz(TM) technology does not require any installation, outside antennas or cables. It capitalizes on widespread customer dissatisfaction with indoor and vehicular cell phone coverage, and on the phenomenal worldwide growth of voice, data and video applications on cellular networks.

Forward-Looking Statement

This news release includes forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. While these statements are made to convey to the public the company's progress, business opportunities and growth prospects, readers are cautioned that such forward-looking statements represent management's opinion. Whereas management believes such representations to be true and accurate based on information and data available to the company at this time, actual results may differ materially from those described. The Company's operations and business prospects are always subject to risk and uncertainties. Important factors that may cause actual results to differ include without limitation: whether the Company's technology will reach commercialization, the Company's limited operational history; requirement for and ability to raise capital; market acceptance of the Company's products; dependence on suppliers, third party manufacturers and other key vendors or partners; dependence on key personnel; continued enforceability of patent and trademark rights; and competition.

These risk factors are set forth in the Company's Form 8-K filed with the U.S. Securities and Exchange Commission on July 30, 2008. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as of the date of this press release. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Contact:
     Company Contact:
     Daniel Ash
     President, CEO
     Tel: 949.305.5290
     Email: info@cellynx.com